Exhibit 10.38

AMENDED AND RESTATED LEASE AGREEMENT WITH OPTION TO PURCHASE

Dated as of March 1, 2004

BETWEEN

CITY OF MEXICO, MISSOURI

AND

BROOKSTONE STORES, INC.

Certain rights of the City of Mexico, Missouri (the “City”), in this Amended and Restated Lease Agreement with Option to Purchase (including the right to receive rental payments) have been assigned to Commerce Bank, National Association in Mexico, Missouri (the “Bank”), pursuant to a Bond Purchase Agreement dated as of March 1, 2004, between the City and the Bank.

AMENDED AND RESTATED LEASE AGREEMENT WITH OPTION TO PURCHASE

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1	Definitions of Words and Terms	1
Section 1.2.	Rules of Construction	1

ARTICLE II

REPRESENTATIONS

Section 2.1.	Representations by the City	2
Section 2.2.	Representations by the Company	2

ARTICLE III

ISSUANCE OF BOND; USE OF BOND PROCEEDS; CONSTRUCTION IMPROVEMENTS

Section 3.1.	Issuance of Bond; Use of Bond Proceeds	3
Section 3.2.	Compliance with Law	3

ARTICLE IV

LEASING OF THE PROJECT; RENTAL AND OTHER PROVISIONS

Section 4.1.	Granting of Leasehold	4
Section 4.2.	Term	4
Section 4.3.	Rent	4
Section 4.4.	Additional Payments	4
Section 4.5.	Quiet Enjoyment and Possession	4
Section 4.6.	Operation and Use of Project	5
Section 4.7.	Rent Payable Without Abatement or Set-Off	5
Section 4.8.	Prepayment of Rental Payments	5
Section 4.9.	Prepayment at the Option of the Company	6
Section 4.10.	Net Lease	6
Section 4.11.	No Warranty of Condition or Suitability by the City; Exculpation and Indemnification	6

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.1.	Maintenance and Repair	6
Section 5.2.	Utilities	7

-i-

-ii-

AMENDED AND RESTATED LEASE AGREEMENT WITH OPTION TO PURCHASE

THIS AMENDED AND RESTATED LEASE AGREEMENT WITH OPTION TO PURCHASE dated as of March 1, 2004 (the “Lease”), by and between the CITY OF MEXICO, MISSOURI, a Missouri third class city (the “City”), and BROOKSTONE STORES, INC., a New Hampshire corporation (the “Company”),

WITNESSETH:

WHEREAS, the City is authorized under Section 100.010 through 100.200 of the Revised Statutes of Missouri, as amended (the “Act”), to enter into this Lease and issue revenue bonds for the purpose of paying the cost of projects authorized under the Act and to secure the payment of such bonds as provided in the Act; and

WHEREAS, the City has heretofore obtained a loan in the original principal amount of $3,100,000 (the “1993 Loan”) for the purpose of paying the costs of acquiring and constructing a building for use as a distribution center (together with all improvements made thereto, the “Facility”) on the real property described on Schedule 1 attached hereto (the “Land”), and has leased the Land and the Facility (together, the “Project”) to Brookstone Company, Inc., a New Hampshire corporation (“BCI”), pursuant to a Lease Agreement dated March 26, 1993 (the “1993 Lease”); and

WHEREAS, BCI has assigned the 1993 Lease to its affiliate, Brookstone Stores, Inc., a New Hampshire corporation (the “Company”); and

WHEREAS, BCI and the Company have requested that the City, and the City has agreed that it will, among other things, (1) issue an Industrial Development Revenue Bond (Brookstone Company, Inc. Project), Series 2004, in the principal amount of $2,092,282.75 (the “Bond”), for the purpose of paying the costs of refunding the 1993 Loan, and (2) enter into an Amended and Restated Lease Agreement with Option to Purchase dated as of March 1, 2004 (the “Lease”) with the Company, pursuant to which the City will lease the Facility and the Land (together, the “Project”) with an option to purchase to the Company, for the rental payments and upon the terms and conditions hereinafter set forth,

NOW, THEREFORE, in consideration of the rent, terms, covenants, conditions and agreements hereinafter contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1. Definitions of Words and Terms. The terms used in this Lease, unless the context requires otherwise, shall have the same meanings as set forth in the Bond Purchase Agreement.

Section 1.2. Rules of Construction.

(a) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, words importing the singular number shall include the plural and vice versa, and words importing persons shall include firms, associations and corporations, including public bodies, as well as natural persons.

(b) All references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision unless the context indicates otherwise.

(c) The table of contents hereto and the headings and captions herein are not a part of this document.

(d) Accounting terms used herein and not otherwise defined herein or in the Bond Purchase Agreement shall have the meaning ascribed to them by generally accepted accounting principles.

(e) References herein to any particular section of the Act, any other legislation or federal or state regulations shall be deemed to refer also to any successor section thereto or to redesignations thereof for codification purposes.

ARTICLE II

REPRESENTATIONS

Section 2.1. Representations by the City. The City represents to the Company as follows:

(a) The City is a third class city existing under the laws of the State of Missouri.

(b) The City has lawful power and authority to enter into, execute and deliver this Lease, the Deed of Trust and the Bond Purchase Agreement and to carry out its obligations hereunder and thereunder and by all necessary action has been duly authorized to execute and deliver this Lease, the Deed of Trust and the Bond Purchase Agreement, acting by and through its duly authorized officers.

(c) The execution and delivery of this Lease, the Deed of Trust and the Bond Purchase Agreement by the City will not result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the City is a party or by which it or any of its property is bound or any of the constitutional or statutory rules or regulations applicable to the City or its property.

(d) Except as otherwise provided herein or in the Bond Purchase Agreement, it will not during the term of this Lease, in whole or in part, assign, lease, hypothecate or otherwise create any other interest in, or dispose of, or cause or permit any lien, claim or encumbrance to be placed against, the Project, except this Lease, the Deed of Trust and the Bond Purchase Agreement.

Section 2.2. Representations by the Company. The Company represents to the City as follows:

(a) The Company is duly authorized to operate the Project under the laws, rulings, regulations and ordinances of the State and the departments, agencies and political subdivisions thereof.

(b) The Project will be used as a distribution facility and for purposes related and incidental thereto.

(c) The execution and delivery of this Lease by the Company will not conflict with or result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or any of the rules or regulations applicable to the Company or its property of any court or other governmental body.

(d) No litigation, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company except litigation involving claims which if adversely determined will not materially and adversely affect the financial condition or operations of the Company. In addition, no litigation, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company seeking to restrain, enjoin or in any way limit the approval of the issuance and delivery of this Lease, the Bond Purchase Agreement or the Bond by the City or this Lease by the Company or which would in any manner challenge or adversely affect the right of the Company to enter into and carry out the transactions described in or contemplated by the execution, delivery, validity or performance by the Company of, the terms and provisions of this Lease.

(e) The financial statements of the Company provided to the Bank correctly and fairly present the financial condition and the results of the operations of the Company for each of the periods covered hereby, all in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the condition, financial or otherwise, of the Company from that set forth in said financial statements.

(f) The Company is a corporation duly organized and existing under the laws of the State of New Hampshire and is duly authorized and qualified to do business in the State of Missouri, with lawful power and authority to enter into this Lease, acting by and through its duly authorized officers.

ARTICLE III

ISSUANCE OF BOND; USE OF BOND PROCEEDS;

Section 3.1. Issuance of Bond; Use of Bond Proceeds. The City simultaneously with the execution and delivery of this Lease will issue and deliver the Bond to Commerce Bank, National Association, Mexico, Missouri, the purchaser of the Bond, and cause the proceeds thereof paid to, or at the direction of, the 1993 Lender to pay the costs related to the refunding of the 1993 Loan. The Company acknowledges and agrees to the provisions of the Bond Purchase Agreement.

Section 3.2. Compliance with Law. The Company warrants that the Project will comply with the laws, ordinances and rules and regulations of the State and local governments.

ARTICLE IV

LEASING OF THE PROJECT;

RENTAL AND OTHER PROVISIONS

Section 4.1. Granting of Leasehold. The City hereby leases to the Company and the Company hereby leases and takes from the City, the Project for the rentals and subject to the conditions set forth in this Lease.

Section 4.2. Term. The term of this Lease shall be for a term of twenty (20) years commencing on the date of this Lease and ending on March 19, 2024, subject to prior termination as specified herein.

Section 4.3. Rent. Commencing on April 19, 2004, and on the nineteenth day of each month thereafter to and including March 19, 2024, the Company shall pay to the Bank for the account of the City during the term hereof as monthly rental the amounts sufficient to pay the principal of and interest on the Bond when due as provided in the Bond Purchase Agreement. The City covenants and agrees that it shall apply or cause to be applied all payments of rent under this Section 4.3 to the payment of principal and accrued interest on the Bond.

Section 4.4. Additional Payments. The Company shall pay the following amounts to the following persons, all as “Additional Payments” under this Lease:

(a) To the City, upon demand, all reasonable expenses (including without limitation reasonable attorneys’ fees) incurred by the City and the Bank in relation to the transactions contemplated by this Lease and the Bond Purchase Agreement, which are not otherwise to be paid by the Company under this Lease or the Bond Purchase Agreement.

(b) To the appropriate person, such payments as are required (i) as payment for or reimbursement of any and all reasonable costs, expenses and liabilities incurred by the City or the Bank in satisfaction of any obligations of the Company hereunder that the Company does not perform, or incurred in the defense of any action or proceeding with respect to the Project, this Lease, the Guaranty, the Deed of Trust or the Bond Purchase Agreement, or (ii) as reimbursement for expenses paid, or as prepayment of expenses to be paid, by the City or the Bank and that are incurred as a result of a request by the Company or a requirement of this Lease and that the Company is not otherwise required to pay under this Lease.

(c) To the appropriate person, all taxes assessments and charges required to be paid by Section 5.7; and

(d) To the appropriate person, any other amounts required to be paid by the Company under this Lease.

Additional Payments shall be deemed past due for purposes of this Lease if such remain unpaid after thirty days following the date when due. Any past due Additional Payments that are due to the City or the Bank shall continue as an obligation of the Company until they are paid and, if such payments are not disputed, shall bear interest at the a rate equal to 18% per annum during the period such Additional Payments remain unpaid.

Section 4.5. Quiet Enjoyment and Possession. The City covenants that the Company shall and may peaceably and quietly have, hold and enjoy the Project, and that the City will either, to the extent funds are made available to it for such purposes, defend the Company’s enjoyment and possession thereof against all parties or, to the extent such an action is lawful, allow the Company to prosecute such defense.

Section 4.6. Operation and Use of Project. Subject to the provisions of this Lease, the Company shall have the exclusive use and possession of the Project during the term of this Lease without hindrance by the City and shall have the exclusive right and responsibility for the management, direction, control and operation of the Project. The Company shall comply with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements (including without limitation environmental matters) of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Company or the Project, as to the manner of use or condition of the Project, or otherwise. The Company shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of the Company to comply with this Section. Notwithstanding any provision contained in this Section, however, the Company shall have the right, at its own cost and expense, to contest or review by legal or other appropriate procedures the validity or legality of any such governmental statute, law, ordinance, order, judgment, decree, regulation, direction or requirement, and during such contest or review the Company may refrain from complying therewith.

Section 4.7. Rent Payable Without Abatement or Set-Off. The Company covenants and agrees with and for the express benefit of the City and the Bank that all payments of rents and Additional Payments due hereunder shall be made by the Company on or before the date the same become due, and the Company shall perform all of its other obligations, covenants and agreements hereunder (including payment obligations) without notice or demand, and without abatement, deduction, set-off, counterclaim recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the Project shall have been started or completed, or whether the City’s title to the Project or to any part thereof is defective or nonexistent, and notwithstanding any damage to, loss, theft or destruction of the Project or any part thereof, any failure of consideration or frustration of commercial purpose, the taking by eminent domain of title to or of the right of temporary use of all or any part of the Project, legal curtailment of the Company’s use thereof, the eviction or constructive eviction of the City, any change in the tax or other law of the United States of America or of the State or any political subdivision thereof, any change in the City’s legal organization or status, or any default of the City hereunder, and regardless of the invalidity of any portion of this Lease, and, to the extent permitted by law, the Company hereby waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under this Lease or which releases or purports to release Company therefrom. Nothing in this Lease shall be construed as a waiver by Company of any rights or claims Company may have against City under this Lease or otherwise, but any recovery upon such rights and claims shall be had from the City separately, it being the intent of this Lease that the City shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease (including payment obligations) for the benefit of the Bank. The Company may, however, at its own cost and expense and in its own name or in the name of the City, prosecute or defend any action or proceeding or take any other action involving third persons that the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the City hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the City in any action or proceeding if the Company shall so request.

Section 4.8. Prepayment of Rental Payments. Company may at any time prepay all or any part of the rental payments provided for hereunder. Upon any such prepayment, the City shall redeem the Bond in accordance with Section 2(e) of the Bond Purchase Agreement.

Section 4.9. Prepayment at the Option of the Company. Upon the exercise by the Company of its option to cause the Bond or any portion thereof to be redeemed pursuant to Section 2 of the Bond Purchase Agreement, the Company shall prepay Lease Payments in whole or in part at the time and at the prepayment prices sufficient to redeem all or a corresponding portion of the Bond then outstanding in accordance with said Section 2 of the Bond Purchase Agreement.

Section 4.10. Net Lease. The parties hereto agree (a) that the lease made pursuant to Section 4.1 is intended to be a net lease, (b) that the payments of rental payments under this Lease are designed to provide funds adequate in amount to pay all principal of and interest accruing on the Bond as the same become due and payable, (c) that to the extent that such rental payments are not sufficient to provide the City and the Bank with funds sufficient for such purposes, the Company shall pay, upon demand therefor, as additional rent, such further sums of money as may from time to time be required for such purposes, and (d) that if, after the Bond is paid the Bank holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall become the absolute property of and be paid over forthwith to the Company.

Whenever in this Lease provision is made for the doing of any act by the Company, it is understood and agreed that said act shall be done by the Company at its own cost and expense unless a contrary intent is specifically expressed.

Section 4.11. No Warranty of Condition or Suitability by the City; Exculpation and Indemnification. The City makes no warranty, either express or implied, as to the condition of the Project or that it will be suitable for the Company’s or the Company’s purposes or needs. The Company releases the City from, agrees that the City shall not be liable for and agrees to hold the City harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or the use thereof.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.l. Maintenance and Repair.

(a) The Company will at its own expense (i) keep the Project in as reasonably safe condition as its operations shall permit, (ii) with respect to the Project, comply with all applicable health and safety standards and all other industrial requirements or restrictions enacted or promulgated by the State, or any political subdivision or agency thereof, or by the government of the United States of America or any agency thereof, and (iii) keep the Project in good repair and in good operating condition and make from time to time all necessary repairs thereto and renewals and replacements thereof; provided that the

Company will have no obligation to operate, maintain, preserve, repair, replace or renew any element or unit of the Project, the maintenance, repair, replacement or renewal of which becomes, in the sole judgment of the Company, uneconomical to the Company because of damage, destruction or obsolescence, or change in economic or business conditions, or change in government standards and regulations. The Company shall not permit or suffer others to commit a nuisance in or about the Project or itself commit a nuisance in connection with its use or occupancy of the Project. The Company will pay all costs and expenses of operation of the Project.

(b) The Company may, from time to time during the term of the Lease, make at its own expense, reasonable alterations or changes to the Project in a good and workmanlike manner. Any such alterations or changes that individually or in the aggregate exceed a dollar amount of $1,000,000 in any calendar years shall require the consent of the City, which consent shall not be unreasonably withheld or delayed. Any alterations shall comply with all applicable requirements of law, including any building code provisions of the City. The Company shall have no right, however, to make any change, alterations or addition to the Project that would impair the structural soundness thereof. All costs of such work shall be paid promptly by the Company so as to prevent the assertion of any liens for labor or materials.

(c) The Company shall have the right to place or install in the Project such trade fixtures and equipment as the Company shall deem desirable for the conduct of its business therein and, provided the Company is not then in default hereunder, at the expiration of the term of this Lease, Company may remove from the Project all personal property and trade fixtures that were placed on the premises. The Company shall repair any damage to the premises caused by the removal thereof.

(d) At the expiration of this Lease, by lapse of time or otherwise, the Company will quit and surrender the premises in as good a condition as they were in as of the occupancy date, reasonable use and wear excepted. All alterations, additions, erections or improvements on or in the Project at the expiration of this Lease, except trade fixtures and equipment shall be and become a part of the Project and shall remain upon and be surrendered with the Project at the expiration of this Lease. Should the Company fail to remove any of said trade fixtures or equipment on or before the expiration of this Lease, then the same shall be considered as abandoned and become the property of the City; provided, however, that the Company shall have thirty (30) days to remove said trade fixtures or equipment following termination or expiration of this Lease.

Section 5.2. Utilities. Company shall pay directly to the appropriate supplier the cost of all natural gas, heat, lights, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Project.

Section 5.3. Insurance and Bonds Required. The Company shall cause the Project to be kept continuously insured against such risks as are customarily insured against by companies conducting activities similar to those of the Company in connection with the Project, and shall pay as the same become due all premiums in respect thereof, such insurance to include the following policies of insurance:

(a) Property Casualty Insurance. Insurance insuring the building and improvements against loss or damage by fire, lightning, flood, earthquake, and all other risks covered by the extended coverage insurance endorsement then in use in the State of Missouri in an amount not less than the outstanding principal amount of the Bond issued by such insurance company or companies authorized to do business in the State as may be selected by the Company. The policy or policies of such insurance shall name the Company, the City and the Bank as insureds, as their respective interests may appear, and payments thereunder shall be payable to the Company and the Bank in accordance with the provisions of Section 5.4. All payments received by the Company under such policy or policies that are required hereby to be paid to the Bank shall be immediately paid to the Bank. All proceeds from such policies of insurance shall be applied as provided in Section 5.4.

(b) Liability Insurance. Comprehensive general accident and public liability insurance (including coverage for all losses whatsoever arising from the ownership, maintenance, operation or use of any automobile, truck or other motor vehicle), under which the Company, the City and the Bank are named as insureds, in an amount not less than $1,000,000 for personal injuries (including death) per occurrence.

(c) Flood Insurance. If the Project is located in a flood zone, flood insurance.

(d) Workers’ Compensation Insurance. Workers’ compensation and unemployment coverages as required by the laws of the State.

(e) Title Insurance. Title insurance policy as required by Section 8(b)(v) of the Bond Purchase Agreement.

Not less than 30 days prior to the expiration dates of the expiring policies, originals or copies of renewal policies required by this Section or certificates evidencing such insurance shall be delivered by the Company to the Bank. All policies of such insurance (other than title insurance), and all renewals thereof, shall contain a provision that such insurance may not be cancelled by the issuer thereof without at least 30 days’ written notice to the Company, the City and the Bank.

Section 5.4. Damage, Destruction, Condemnation or Loss of Title. The Company or the City, as the case may be, shall notify the City, the Company and the Bank immediately in the case of damage to or destruction of the Project or any portion thereof resulting from fire or other casualty (hereinafter referred to as a “casualty loss”) or of a condemnation or loss of title.

In the event of a casualty loss, a condemnation or a loss of title for which the Net Proceeds do not exceed $100,000, the Company shall forthwith repair, reconstruct, restore, replace and improve the Project to substantially the same or an improved condition or utility value as existed prior to such casualty loss or forthwith make such replacements of or repairs or improvements to the Project or portions thereof made necessary by such condemnation or loss of title. Such Net Proceeds shall be paid directly to the Company and applied to the extent necessary to the payment of the costs of such repair, reconstruction, restoration, replacement and improvement. Any remaining balance not required for such purpose shall be paid to the Bank and applied to the principal of and interest on the Bond. If such Net Proceeds are not sufficient to pay in full the costs of such replacement of or repairs or improvements to the Project, the Company shall nonetheless complete the work thereof and shall pay that portion of the costs thereof in excess of the amount of said Net Proceeds.

If such Net Proceeds exceed $100,000, such Net Proceeds shall be paid to the Bank and held by the Bank in trust until such time as the Bank and the Company reach an agreement as to the use of such funds.

In the event the Company decides to repair, reconstruct, restore, replace and improve the Project subsequent to a casualty loss, the Company shall complete the repair, reconstruction, restoration, replacement and improvement of the Project, whether or not the Net Proceeds are sufficient to pay for the same; (ii) the Company shall not be entitled to any reimbursement from the City or the Bank or any abatement or diminution of its obligations hereunder by reason of any payments made by the Company for such purpose in excess of the Net Proceeds; and (iii) all such repairs, reconstructions, restorations, replacements and improvements shall be a part of the Project.

Section 5.5. Indemnification.

(a) The City shall not be liable to the Company for any loss or damage to property caused by Acts of God, acts of the public enemy, riot, strike, war, or other causes beyond the City’s reasonable control, or any damage or inconvenience which may arise through repair or alteration of any part of the building and improvements or failure to make any such repair. In addition, the City shall not be liable to the Company for any liability for any damage or injury to persons or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building and improvements, or from any damage or injury resulting from any cause or happening whatsoever, unless resulting from negligence or misconduct of the City, its employees or servants.

(b) The Company shall be solely responsible for all loss, expense (including attorneys’ fees), and damage, and shall indemnify the City against and save the City harmless from all claims, demands and judgments made or recovered against the City because of personal injuries, including death at any time resulting therefrom, and/or because of damage to property, from any cause whatsoever, including environmental contamination to the Project, arising out of, incidental to, or in connection with the Company’s use and occupancy of the Project, whether or not caused by negligence of the Company, its contractors or its employees, servants or agents; provided, however, that said indemnification and hold harmless obligation shall not apply to circumstances resulting from negligence or misconduct by the City, its employees or servants, as finally so determined by a court of competent jurisdiction.

Section 5.6. Taxes, Assessments and Other Charges. The Company shall pay all taxes, assessments and charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by lien on the Project; provided that the Company, may, after giving notice thereof to the City and the Bank, at its expense, contest in good faith any such levy, tax, assessment or other charge and in such event may permit the amounts so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom.

Section 5.7. Hazardous Materials. The Company shall not cause or permit the Project or any other property of the Company located within the City to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, nor shall the Company cause or permit, as a result of any intentional or unintentional act or omission of the Company or any tenant or subtenant, a release of Hazardous Materials onto the Project. The Company shall comply with and ensure compliance by all tenants and subtenants with all applicable federal, state and local laws, ordinances, rules and regulations, wherever and by whomever triggered, and shall obtain and comply with, and ensure that all tenants and subtenants obtain and comply with, any and all approvals, registrations or permits required thereunder. The Company shall (a) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials, on, from, or affecting the Project (i) in accordance with the all applicable federal, state and local laws, ordinances, rules, regulations, and policies, (ii) to the reasonable satisfaction of the Bank, and (iii) in accordance with the orders and directives of all federal, state and local governmental authorities, and (b) defend, indemnify, and hold harmless the City and the Bank from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to, (i) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, and/or (iii) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to any such Hazardous Materials including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. In the event that the Bank, as assignee of the City, elects to control, operate, sell or otherwise claim property rights in the Project as a remedy hereunder or in the event this Lease is terminated, the Company shall deliver the Project free of any and all Hazardous Materials so that the conditions of the Project shall conform with all applicable federal, state and local laws, ordinances, rules or regulations affecting the Project. Prior to any such delivery of the Project, the Company shall pay the Bank, from its own funds, any amounts then required to be paid under (b) above. Notwithstanding anything in this Lease to the contrary, the agreements in the preceding two sentences and in (b) above shall survive termination of this Lease. For purposes of this paragraph, “Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Materials Response, Compensation, and Liability Act of 1980, and amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C Sections 1801 st. seq.), and in the regulations adopted and publications promulgated pursuant thereto, or in any other federal, state or local environmental law, ordinance, rule, or regulation.

Section 5.8. Financial Statements. So long as the Bond is outstanding, the Company will provide the Bank with such financial statements as the Bank shall require from time to time, including, without limitation, annual year end financial statements and the Company’s tax return.

ARTICLE VI

EVENTS OF DEFAULT; REMEDIES

Section 6.1. Events of Default. Any one of the following events shall be an Event of Default under this Lease:

(a) Failure by the Company to pay the rent herein provided, or any part thereof or within ten (10) business days after written notice by the Bank or the City to the Company of the failure of the Company to pay the rent when due.

(b) Failure by the Company to do, observe, keep and perform any of the other material terms, covenants, conditions, agreements and provisions of this Lease to be done, observed, kept and performed by the Company, and the same is not remedied within thirty (30) days after the City or the Bank has given the Company written notice specifying such failure (or such longer period as shall be reasonably required to correct such default; provided that (i) the Company has commenced such correction within said 30-day period, and (ii) the Company diligently prosecutes such correction to completion).

(c) The abandonment of the Project by the Company; or

(d) The filing by or against the Company as debtor of a petition under the United States Bankruptcy Code or similar law, the making by the Company of a general assignment for the benefit of creditors, the taking by the Company of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for the Company’s property, or the appointment of a temporary receiver, in each case which is not dismissed, vacated or set aside within sixty (60) days from the date of such event.

Section 6.2. Remedies. In any Event of Default specified in Section 6.1 hereof shall have occurred and be continuing, then the City may, at the City’s election, then or at any time thereafter, and while such default shall continue, take any one or more of the following actions:

(a) cause the rental payments and any Additional Payments for the remainder of the lease term to become due and payable; or

(b) give the Company sixty (60) days prior written notice of intention to terminate this Lease on a date specified in such notice, and if all defaults have not then been cured, on the date so specified, the Company’s rights to possession of the Project shall cease and this Lease shall thereupon be terminated, and the City may re-enter and take possession of the Project; or

(c) without terminating this Lease, re-enter the Project or take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Project without terminating this Lease, the City shall use reasonable diligence to relet the Project, or parts thereof, for such term or terms and at such rental and upon such other provisions and conditions as the City may deem advisable, with the right to make alterations and repairs to the Project, and no such re-entry or taking of possession of the Project by the City shall be construed as an election on the City’s part to terminate this Lease, and no such re-entry or taking of possession by the City shall relieve the Company of its obligation to pay rental payments or Additional Payments (at the time or times provided herein), or of any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession, and the Company shall continue to pay the rental payments and Additional Payments specified in this Lease until the end of the Lease Term, whether or not the Project shall have been relet, less the net proceeds, if any, of any reletting of the Project after deducting all of the City’s reasonable expenses in or in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, expenses of employees, alteration costs and expenses of preparation for reletting;

(d) Take whatever action at law or in equity may appear necessary or desirable to collect the rental payments and Additional Payments then due and thereafter to become due during the Lease Term and to enforce its rights under this Lease and the performance and observance of any obligation, agreement or covenant of the Company under this Lease, including foreclosure of the Project pursuant to the Deed of Trust.

Having elected to re-enter or take possession of the Project without terminating this Lease, the City may, by notice to the Company given at any time thereafter while the Company is in default in the payment of rental payments or Additional Payments or in the performance of any other obligation under this Lease, elect to terminate this Lease on a date to be specified in such notice, which date shall not be sooner than sixty (60) days from the giving of such notice, and if all defaults shall not have then been cured, this Lease shall thereupon be terminated on the date so specified. If in accordance with any of the foregoing provisions of this Article the City shall have the right to elect to re-enter and take possession of the Project, the City may enter and expel the Company and those claiming through or under the Company and remove the property and effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or for preceding breach of covenant. The City may take whatever action at law or in equity which may appear necessary or desirable to collect rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Lease.

Section 6.3. City’s Performance of the Company’s Obligations. If the Company shall fail to make any payment or to keep or perform any of its obligations as provided in this Lease, then the City, or the Bank in the City’s name, may (but shall not be obligated so to do) upon the continuance of such failure on the Company’s part for sixty (60) days after notice of such failure is given the Company by the City or the Bank, and without waiving or releasing the Company from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by the City or the Bank and all necessary incidental costs and expenses incurred by the City or the Bank in performing such obligations shall be deemed Additional Payments and shall be paid by the Company to the City or the Bank on demand, and if not so paid by the Company, the City or the Bank shall have the same rights and remedies provided for in Section 6.2 hereof in the case of default by the Company in the payment of rental payments.

Section 6.4. Rights and Remedies Cumulative. The rights and remedies reserved by the City and the Company hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. The City and the Company shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

Section 6.5. Waiver of Breach. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by the Company of any covenant, agreement or undertaking by the Company, the City may nevertheless accept from the Company any payment or payments hereunder without in any way waiving the City’s right to exercise any of its rights and remedies as provided herein with respect to any such default or defaults of the Company which were in existence at the time when such payment or payments were accepted by the City.

Section 6.6. Bank’s Exercise of the City’s Remedies. Whenever any Event of Default shall have occurred and be continuing, the Bank may, but shall not be obliged to, exercise any or all of the rights of the City under this Article, upon notice as required of the City unless the City has already given the required notice.

Section 6.7. Attorney’s Fees and Expenses. If the Company should default under any of the provisions hereof, and the City or the Bank should employ attorneys or incur other expenses for the collection of rental payments or Additional Payments or the enforcement of performance of any obligation or agreement on the part of the Company, then the Company will on demand pay to the City or the Bank the reasonable fees of such attorneys and such other expenses so incurred.

ARTICLE VII

OPTION AND OBLIGATION TO PURCHASE THE PROJECT

Section 7.1. Option to Purchase the Project. The Company shall have, and is hereby granted, the option to purchase the Project at any time prior to the expiration of the term of this Lease, and through the notice periods hereinafter provided, upon payment in full of the Bond or provision for its payment having been made pursuant to the Bond Purchase Agreement. To exercise such option the Company shall give written notice to the City and to the Bank, if the Bond shall then be unpaid or provision for its payment shall not have been made in accordance with the provisions of the Bond Purchase Agreement, and shall specify therein the date of closing such purchase, which date shall be not less than forty-five (45) nor more than ninety (90) days from the date such notice is mailed. The purchase price payable by the Company in the event of its exercise of the option granted in this Section shall be the sum of the following:

(a) the full amount which is required to provide the City and the Bank with funds sufficient, in accordance with the terms of the Bond Purchase Agreement, to pay at final maturity or, if the Bond is subject to earlier redemption, to redeem and pay in full (A) the unpaid principal of the Bond, (B) all interest due thereon to date of maturity or earlier redemption, whichever first occurs; and (C) all costs and expenses incident to the redemption and payment of the Bond in full, plus

(b) the sum of $100.

In the event that the Company does not give written notice to City of the Company’s election to exercise its option to purchase hereunder prior to the expiration of the term of this Lease, then City shall give the Company an initial written notice of the Company’s failure to exercise the option hereunder, and if Company does not then exercise the option hereunder within ten (10) days following receipt of City’s initial notice, then City shall give a second written notice to the Company of its failure to exercise the option hereunder, and if Company does not then exercise the option hereunder within ten (10) days of receipt of the City’s second notice, then the option hereunder shall terminate.

Section 7.2. Conveyance of the Project. At the closing of the purchase of the Project pursuant to this Article, the City will deliver to the Company upon receipt of the purchase price a special warranty deed conveying to the Company legal title to the Project, as it then exists, subject to the following: (i) those liens and encumbrances, if any, to which title to the Project was subject when conveyed to the City; (ii) those liens and encumbrances created by the Company or to the creation or suffering of which the Company has consented to in writing; (iii) those liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on their part contained in this Lease; and (iv) if the Project is being condemned, the rights and title of any condemning authority.

Section 7.3. Relative Position of Option and Bond Purchase Agreement. The option granted to the Company in this Article may be exercised at any time during the term hereof and during the notice periods provided under Section 7.1, whether or not the Company is in default under this Lease, provided that such default will not result in nonfulfillment of any condition to the exercise of any such option and further provided that all options herein granted shall terminate upon the termination of this Lease and the expiration of the notice periods provided under Section 7.1.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties other than the relationship of the City, the Company and the Bank.

Section 8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be sufficient if delivered personally, telegraphed, sent by facsimile transmission, air express, or sent by registered, certified or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, or sent by facsimile transmission, or if mailed, two days after such mailing or upon delivery, to the following address or such other addresses as the appropriate party may advise each other party hereto:

City:	City of Mexico 300 North Coal Street Mexico, Missouri 65265-2870 Attention: City Manager

Company:	Brookstone Stores, Inc. 17 Riverside Drive Nashua, NH 03062 Attention: Chief Financial Officer

Bank:	Commerce Bank, National Association 2946 South Clark Mexico, Missouri 65265 Attention: Ron Hopkins

Section 8.3. Subletting and Bond Purchase Agreement; Assignment. During the term of this Lease, the Company may sublease the Project and/or assign this Lease. Such sublease or assignment will not relieve the assigning party from the representations, warranties and obligations of this Lease. The Company hereby assigns to the City its rights, but not its obligations, under each and every sublease of all or any portion of the Project currently or hereafter in effect (the “Subleases”). Notwithstanding the foregoing, the City hereby assigns to the Bank, and the Company consents to such assignment, all of its rights herein and in the Subleases, except for its rights of indemnification and payments of costs and expenses due to the City related to this Lease. Upon entering into any Sublease, the Company will notify the Bank of such Sublease and will deliver to the Bank an assignment of such Sublease in recordable form. Any amounts received for an assignment of this Lease shall be applied to the payment of rental payments hereunder.

Section 8.4. Liability of City. No provision, representation, covenant or agreement contained in this Lease or in the Bond Purchase Agreement, the Bond or any obligation herein or therein imposed upon the City, or the breach thereof, shall constitute or give rise to or impose upon the City a pecuniary liability (except to the extent of any rentals, revenues and receipts derived by the City pursuant to this Lease). No provision hereof shall be construed to impose a charge against the general credit of the City or any personal or pecuniary liability upon any official or employee of the City.

Section 8.5. Extent of Covenants of the City; No Personal or Pecuniary Liability. All covenants, obligations and agreements of the City contained in this Lease and the Bond Purchase Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the City in other than his official capacity, and no official executing the Bond shall be liable personally on the Bond or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the City contained in this Lease or in the Bond Purchase Agreement. No provision, covenant or agreement contained in this Lease, the Bond Purchase Agreement or the Bond, or any obligation herein or therein imposed upon the City, or the breach thereof, shall constitute or give rise to or impose upon the City a pecuniary liability or a charge upon the general credit or taxing powers of the State or any political subdivision thereof.

Section 8.6. Recording. The City and the Company shall execute, acknowledge and cause to be recorded with the Recorder of Deeds of Audrain County, Missouri, a short form memorandum of this Lease including the Company’s option to purchase the Project hereunder.

Section 8.7. Miscellaneous. This agreement is binding upon, and the rights provided herein shall inure to the benefit of the successors and assigns of the parties. This document contains all of the agreements expressed and implied between the parties and may be modified only in writing.

Section 8.8. Governing Law. It is the intention of the parties hereto that this Lease and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Missouri.

IN WITNESS WHEREOF, the parties hereto have executed this document the day and year first above written.

CITY OF MEXICO, MISSOURI
(SEAL)
	By:	/s/ W. Richard Buffington
W. Richard Buffington, Mayor
ATTEST:	LESSOR

Donna Barnes, City Clerk

BROOKSTONE STORES, INC.

By:
Name:
Title:
LESSEE

AGREED AND CONSENTED TO:

BROOKSTONE COMPANY, INC.

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF MISSOURI	)
) SS.
COUNTY OF AUDRAIN	)

On this      day of March, 2004, before me, the undersigned, a Notary Public, in and for said State, personally appeared W. RICHARD BUFFINGTON, to me personally known, who, being by me duly sworn, did say that he is the Mayor of the City of Mexico, Missouri, a third class city, and that the seal affixed to the foregoing instrument is the corporate seal of said City, and that said instrument was signed and sealed in behalf of said City by authority of its governing body, and said officer acknowledged said instrument to be the free act and deed of said City.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

Typed or Printed Name:
Notary Public in and for said State
[SEAL]	Commissioned in County
Commissioned in County My

My commission expires:

ACKNOWLEDGMENT

STATE OF MISSOURI	)
) SS.
COUNTY OF	)

On this      day of March, 2004, before me, the undersigned, a Notary Public, appeared                                  , to me personally known, who, being by me duly sworn, did say that he is the                                  of BROOKSTONE STORES, INC., a New Hampshire corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said officer acknowledged said instrument to be executed for the purpose therein stated and as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

Typed or Printed Name:
Notary Public in and for said State
[SEAL]	Commissioned in County
Commissioned in County My

My commission expires:

ACKNOWLEDGMENT

STATE OF	)
) SS.
COUNTY OF	)

On this      day of March, 2004, before me, the undersigned, a Notary Public, appeared                                  , to me personally known, who, being by me duly sworn, did say that he is the                                  of BROOKSTONE COMPANY, INC., a New Hampshire corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said officer acknowledged said instrument to be executed for the purpose therein stated and as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

Typed or Printed Name:
Notary Public in and for said State
[SEAL]	Commissioned in County
Commissioned in County My

My commission expires:

SCHEDULE 1

DESCRIPTION OF PROJECT

The following property situated in the City of Mexico, Audrain County, Missouri: